IZEA Acquires The Reiman Agency

ORLANDO, Fla. (July 25, 2024) – IZEA Worldwide, Inc. (NASDAQ: IZEA), a global leader in creator marketing, today announced the addition of The Reiman Agency, an innovative sports and celebrity marketing firm to its family of companies. Alden Reiman, Founder and CEO of The Reiman Agency, has been appointed Managing Director and will bring his extensive experience and expertise to the role.

Alden Reiman is a seasoned executive with a distinguished career in sports, media, and entertainment. As a former branding executive at Creative Artists Agency (CAA) and the National Football League (NFL), Reiman has developed a deep understanding of the sports industry. His comprehensive experience includes working with top athletes, teams, and brands across the NBA, NFL, MLB, and collegiate sports.

“We are thrilled to welcome Alden Reiman and The Reiman Agency to the IZEA family of companies,” said Ted Murphy, Founder and CEO of IZEA. “Alden’s unparalleled expertise and track record of success in sports and celebrity-based influencer marketing make him the perfect addition. His team joining IZEA represents a significant step forward in our strategy to expand our capabilities and capture new opportunities across the Creator Economy.”

“I am tremendously excited to join IZEA,” commented Reiman. “This is a remarkable opportunity to combine our strengths and deliver innovative marketing solutions for brands leveraging athletes and celebrities alike. The evolving landscape of sports-oriented influencer marketing, especially with the introduction of NIL, presents significant growth potential, and I look forward to driving our shared vision forward.”

“We see tremendous potential in combining forces,” said Murphy. “By leveraging our advanced technology and shared infrastructure, The Reiman Agency will drive efficiencies and growth, positioning us at the forefront of this evolution. We are committed to helping creators and brands navigate the changing landscape and achieve their respective goals.”

The financial terms of the transaction were not disclosed.

Olshan Frome Wolosky LLP served as legal counsel to IZEA Worldwide, Inc. Jason Ziven and David Schwartz of Sanders Roberts LLP served as legal counsel to The Reiman Agency.

About The Reiman Agency
The Reiman Agency is a boutique sports marketing firm known for its innovative strategies and exceptional client service. The agency represents top athletes, teams, and brands, providing comprehensive marketing solutions that drive engagement and results.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”) is a marketing technology company providing software and professional services that enable brands to collaborate and transact with the full spectrum of today’s top social influencers and content creators. The company serves as a champion for the growing Creator Economy, enabling individuals to monetize their content, creativity, and influence. IZEA launched the industry’s first-ever influencer marketing platform in 2006 and has since facilitated nearly 4 million transactions between online buyers and sellers. Leading brands and agencies partner with IZEA to increase digital engagement, diversify brand voice, scale content production, and drive a measurable return on investment.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “believe,” “intend,” “optimistic,” “likely,” “projects,” “plans,” “pursue,” “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning IZEA’s ability to increase revenue and bookings, growth or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; our ability to integrate the acquired business of The Reiman Agency within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisition at or above the levels projected; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contacts
Nicole O’Hara
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: pr@izea.com